UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 11, 2012

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16075	86-0449546
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

17383 Sunset Boulevard, Suite A310, Pacific Palisades, CA 90272

(Address of Principal Executive Offices/Zip Code)

(213) 745-2123

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Witten communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Sliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pe-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pe-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On September 11, 2012, Sequential Brands Group, Inc. (the “Company”) effected a 1-for-15 reverse stock split of its common stock, effective at 6:00 am eastern time, by the filing of a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware. Trading of the Company’s common stock on the OTC Markets on a split-adjusted basis began at the open of trading on September 11, 2012.

As a result of the reverse stock split, every fifteen shares of the Company’s common stock has been combined into one share of common stock. Immediately after the September 11, 2012 effective date, the Company will have approximately 2,400,171 shares of common stock issued and outstanding.

Fractional shares resulting from the reverse stock split will be canceled and the stockholders otherwise entitled to fractional shares will receive a cash payment in an amount equal to the product obtained by multiplying (i) the closing sale price of the Company’s common stock on September 10, 2012, which was $0.30 by (ii) the number of shares of the Company’s common stock held by the stockholder that would otherwise have been exchanged for the fractional share interest.

The Company’s shares will continue to trade on the OTC Markets under the symbol “SQBG” with the letter “D” appended to the trading symbol until October 8, 2012 to indicate that the reverse stock split has occurred.

Letters of transmittal are expected to be sent to stockholders of record shortly after the effective date of the reverse stock split. Additional information about the reverse stock split is contained in the Company's proxy statement for the Annual Meeting of Stockholders held on June 12, 2012, which was filed with the Securities and Exchange Commission on May 23, 2012.

On September 10, 2012, the Company issued a press release announcing the reverse stock split. The foregoing release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1, and is also incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit

Number	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Sequential Brands Group, Inc.

99.1	Press Release dated September 10, 2012 announcing Reverse Stock Split.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.

Date: September 12, 2012	By:	/s/ Colin Dyne
Colin Dyne Chief Executive Officer

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EXHIBIT INDEX

Exhibit

Number	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Sequential Brands Group, Inc.

99.1	Press Release dated September 10, 2012 announcing Reverse Stock Split.

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